Exhibit 10.30
EXECUTION VERSION
TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of July 16, 2009, is by and between BioEnergy International, LLC, a Delaware limited liability company (“International”), and Myriant Technologies LLC, a Delaware limited liability company (“Myriant”).
WITNESSETH
     WHEREAS, the Board of Directors of International has resolved to undertake a corporate reorganization pursuant to that certain BioEnergy Group Reorganization Authority Steps Memo, dated as of the date hereof and attached hereto as Exhibit A, pursuant to which International will transfer all of its assets related to the business or production of biofuels or specialty chemicals (the “Specialty Chemicals Business”) to Myriant (the “Reorganization”);
     WHEREAS, pursuant to that certain Contribution and Exchange Agreement dated July 16, 2009, Myriant owns all of the issued and outstanding membership interests of International;
     WHEREAS, in furtherance of the proposed corporate reorganization, International desires to transfer and assign all of its assets related to the Specialty Chemicals Business, including but not limited to those listed on Exhibit B attached hereto, but specifically excluding those assets and liabilities listed on Exhibit C attached hereto (the “Transferred Assets”), and Myriant desires to acquire the Transferred Assets and assume all liabilities related to the Transferred Assets, but specifically excluding those liabilities listed on Exhibit D attached hereto (the “Transferred Liabilities”); and
     WHEREAS, Myriant further desires to assume those certain 15% Secured Convertible Notes, with an aggregate principal amount of $5,500,000 (the “Plainfield Note”), evidenced by that certain Note Purchase Agreement dated October 10, 2008, by and between International and Plainfield Direct Inc., a Delaware corporation, (as heretofore amended, the “Note Purchase Agreement”).
     NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Myriant and International agree as follows:
     1. Definitions. As used herein, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms:
     “Agreement” has the meaning assigned such term in the introductory paragraph.
     “Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
          “Company Group” means International and its Subsidiaries.
          “Consolidated Subsidiaries” means each Subsidiary of International (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of International in accordance with GAAP.
          “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt (as defined in other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (m) any purchase money security interest in any property, or interest therein created or assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
          “Environmental Claim” means any claim, demand, proceeding, suit, investigation, loss, cost, expense, liability, penalty or damage arising, incurred or otherwise asserted pursuant to any Environmental Law.
          “Environmental Law” means any and all Governmental Requirements pertaining to pollution, protection of human health or the environment, or workplace health and safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.

§ 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j-26; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and all similar Governmental Requirements of any Governmental Authority having jurisdiction over International or its Properties or operations, and all amendments to such Governmental Requirements and all regulations implementing any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options of other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
          “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with International or its Subsidiaries would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
          “ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of International, any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any member of the Company Group.
          “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          “Hazardous Material” means and includes each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law and any petroleum or petroleum products that have been Released into the environment.
          “International” has the meaning assigned such term in the introductory paragraph.
          “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and any purchase money security interest in any property, or interest therein created or assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, International and the Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
          “Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities, (actual or contingent) condition (financial or otherwise) or prospects of the Company Group taken as a whole, (b) the ability of the Company Group to perform any of its obligations under this Agreement, (c) the validity or enforceability of this Agreement or (d) the rights and remedies of or benefits available to Myriant under this Agreement.
          “Material Indebtedness” means Debt or obligations in respect of one or more Swap Agreements, of International and each of its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of International or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.
          “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.
          “Myriant” has the meaning assigned such term in the introductory paragraph.
          “Note Purchase Agreement” has the meaning assigned such term in the recitals.
          “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

          “Permit” means any permit, license, authorization, registration or similar form or approval or permission required by any Governmental Authority or pursuant to any Governmental Requirement.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plainfield Note” has the meaning assigned such term in the recitals.
          “Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by International, its Subsidiaries or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by International, or its Subsidiaries or an ERISA Affiliate.
          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
          “Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
          “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
          “Reorganization” has the meaning assigned such term in the recitals.
          “Specialty Chemicals Business” has the meaning assigned such term in the recitals.
          “Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by International or one or more of the Subsidiaries of International, and (b) any partnership of which International or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of International.
          Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom unit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of International or its Subsidiaries shall be a Swap Agreement.
          “Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
          “Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Transferred Assets” has the meaning assigned such term in the recitals.
          “Transferred Liabilities” has the meaning assigned such term in the recitals.
          “Warrant Issuance Agreement” has the meaning assigned such term in Section 6.1(e).
     2. Transfer and Assignment. International does hereby sell, transfer, assign and deliver to Myriant all of the rights, title and interest of International in, to and under the Transferred Assets; provided however, that no sale, transfer, assignment or delivery shall be made of the assumed contracts set forth in Exhibit B if an attempted sale, assignment, transfer or delivery, without consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of International thereunder.
     3. Acquisition and Assumption. Myriant does hereby accept all the right, title and interest of International in, to and under the Transferred Assets and Myriant assumes and agrees to pay, perform and discharge promptly and fully when due and to perform all of the obligations of International to be performed under the Transferred Liabilities.

     4. Assumption of Plainfield Note. Myriant does hereby assume and agree to pay, perform and discharge promptly and fully when due and to perform all of the obligations of International to be performed under the Plainfield Note, subject to the consent by Plainfield Direct Inc. of the assignment of the Plainfield Note, as required in Section 24.1 of the Note Purchase Agreement.
     5. Representations and Warranties of International. International hereby represents and warrants to Myriant as of the date of this Agreement and as of the consummation of the Reorganization the following:
          5.1 Organization, Good Standing and Qualification. International is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. International has all requisite power and authority, and has all material governmental and third-party licenses, authorizations, consents and approvals necessary, to own and operate its properties and assets, to execute and deliver this Agreement and to carry out the provisions of this Agreement and to carry on its business as presently conducted. International is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its Properties (both owned and leased) makes such qualification necessary, except for those jurisdictions where the failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not have a Material Adverse Effect.
          5.2 Changes. Since December 31, 2008, and except as set forth in Schedule 5.2, there has not been:
               (a) Any material change in the assets, liabilities, financial condition, or operations of the Company Group from that reflected in the financial statements, other than changes in the ordinary course of business consistent with past practice;
               (b) Any material change, except in the ordinary course of business, in the contingent obligations of any member of the Company Group by way of guaranty, endorsement, indemnity, warranty or otherwise;
               (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of any member of the Company Group;
               (d) Any waiver by any member of the Company Group of a valuable right or of a material debt owed to it;
               (e) Any direct or indirect loans made by any member of the Company Group to any of its members, employees, officers or directors, other than advances made in the ordinary course of business consistent with past practice;
               (f) Except in the ordinary course of business consistent with past practice, any material change in any compensation arrangement or agreement with any employee, officer, director or member of any member of the Company Group;

               (g) Any declaration or payment of any dividend or other distribution of the assets of any member of the Company Group;
               (h) Any labor organization activity related to any member of the Company Group;
               (i) Any Debt, obligation or liability incurred, assumed or guaranteed by any member of the Company Group, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business consistent with past practice;
               (j) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of any member of the Company Group;
               (k) Any change in any material agreement to which any member of the Company Group is a party or by which it is bound which materially affects the business, assets, liabilities, financial condition or operations of any member of the Company Group;
               (l) Any mortgage, pledge, transfer of a security interest in, or lien, created by any member of the Company Group with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business consistent with past practice and do not materially impair any member of the Company Group’s ownership or use of such properties or assets.
               (m) Any arrangement or commitment by any member of the Company Group to do any of the acts described in subsection (a) through (l) above.
          5.3 Disclosure; No Material Misstatements. International and each of its Subsidiaries has disclosed to Myriant all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters to International’s knowledge which affect its assets, financial condition, Properties or current operations that, individually or in the aggregate, would, or would reasonably be expected to have, a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of International or any Subsidiary to Myriant in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, International and each of its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          5.4 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party is required on the part of International in connection with the consummation of the transactions contemplated by this Agreement.
          5.5 Authority; Enforceability. The transactions contemplated by this Agreement are within each member of the Company Group’s limited liability company,

corporate or partnership (as the case may be) powers and have been duly authorized by all necessary limited liability company, corporate or partnership (as the case may be) action and, if required, member, partner, director or stockholder action (including, without limitation, any action required to be taken by any class of members, partners, directors or stockholders of any member of the Company Group or any other Person, whether interested or disinterested, in order to ensure the due authorization of such transactions). This Agreement has been duly executed and delivered by International and constitutes a legal, valid and binding obligation of International, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          5.6 Approvals; No Conflicts. Except as set forth on Schedule 5.6, the transactions contemplated by this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, partners, directors or stockholders, whether interested or disinterested, of International or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect or, in the reasonable judgment of International, can reasonably be expected to be obtained if so required, and (ii) those third party approvals or consents which, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect or do not have a Material Adverse Effect on the enforceability of this Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company Group or any order of any Governmental Authority, and (c) do not constitute with or without notice or the passage of time or both, a material violation, breach or default, create or impose a Lien upon any Property of International, or give rise to any right of termination, modification, cancellation, or prepayment, under (i) any applicable law or regulation or the charter, by-laws or other organizational documents of the Company Group or any order of any Governmental Authority, or (ii) any indenture, agreement or other instrument binding upon International or its Properties, or give rise to a right thereunder to require any payment to be made by International except those violations, breaches, defaults, Liens upon the Property of International, terminations, modifications, cancellations, and prepayments which would not reasonably be expected to have a Material Adverse Effect or do not have a Material Adverse Effect on International, its business, assets or Properties.
          5.7 Financial Condition; No Material Adverse Effect.
               (a) Since December 31, 2008, (i) there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect and (ii) the business of International and each of its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.
               (b) International has provided to its investors unaudited financial statements for the respective quarterly periods ended March 31, 2009 and June 30, 2009, such statements which have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments.

               (C) International does not have on the date hereof any material Debt or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as disclosed on Schedule 5.7.
          5.8 Litigation and other Governmental Proceedings. Except as set forth on Schedule 5.8, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of International, threatened against or affecting International or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the transactions contemplated hereby.
          5.9 Environmental Matters. Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
               (a) International and each of its Subsidiaries and their respective Properties and operations are and, during the periods specified in all applicable statutes of limitation, have been in compliance with applicable Environmental Laws;
               (b) International and each of its Subsidiaries timely applied for, possess, and are in compliance with, all Permits required under applicable Environmental Laws for their operations as presently conducted and such Permits are in the name of the proper entity and will remain in full force and effect following the date hereof;
               (c) International and each of its Subsidiaries and their respective Properties and operations are not subject to any pending or, to the knowledge of International, threatened Environmental Claims, nor has International or any of its Subsidiaries received any written notice of Environmental Claims;
               (d) There has been no Release of Hazardous Materials on, in, under or from the Properties by International or any of its Subsidiaries or from or in connection with the operations of International or any of its Subsidiaries that (i) is in violation of any applicable Environmental Laws; or (ii) is Released or threatened to be Released in a manner that could give rise to any remedial or corrective action obligations pursuant to Environmental Laws; and
               (e) There has been no exposure of any Person or property in connection with the operations of International or any of its Subsidiaries that could reasonably be expected to form the basis for an Environmental Claim or any other claim for damages or compensation.
               (f) EXCEPT AS PROVIDED IN THIS SECTION 5.9, INTERNATIONAL AND EACH OF ITS SUBSIDIARIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ENVIRONMENTAL MATTERS.
          5.10 Compliance with Laws and Agreements; No Defaults.

               (a) International and each of its Subsidiaries are in compliance with all Governmental Requirements applicable to them or their Properties, businesses, operations, employees, assets and all agreements and other instruments binding upon them or their Properties, and possess all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of their respective Properties and the conduct of their respective businesses, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
               (b) International and each of its Subsidiaries are not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require International or any of its Subsidiaries to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which International or any of its Subsidiaries or any of its Properties is bound.
          5.11 ERISA.
               (a) Except as could not be reasonably be expected to result in a Material Adverse Effect, International and each of its Subsidiaries have and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
               (b) Except as could not be reasonably be expected to result in a Material Adverse Effect, each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
               (c) Except as could not be reasonably be expected to result in a Material Adverse Effect, no act, omission or transaction has occurred which could result in imposition on International or any of its Subsidiaries or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
               (d) Except as could not be reasonably be expected to result in a Material Adverse Effect, no Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since the date that is six years prior to the date hereof. No liability to the PBGC (other than for the payment of current premiums which are not past due) by International, any of its Subsidiaries, or any ERISA Affiliate has been or is expected by International or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.
               (e) Except as could not be reasonably be expected to result in a Material Adverse Effect, full payment when due has been made of all amounts which International, any of its Subsidiaries, or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

               (f) Except as could not be reasonably be expected to result in a Material Adverse Effect, the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of International’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.
               (g) Neither International, any of its Subsidiaries, nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by International, any of its Subsidiaries, or such ERISA Affiliate in its sole discretion at any time without any material liability.
               (h) Neither International, any of its Subsidiaries, nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.
               (i) Neither International, any of its Subsidiaries, nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.
          5.12 Insurance. Each of International and each of its Subsidiaries have (a) all insurance policies (including directors and officers liability insurance) sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of International and each of its Subsidiaries. There is no material default with respect to any provision contained in any such policy or binder, and neither International nor any of its Subsidiaries has failed to give any notice or present any claim under such policy or binder in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder. Except as shown in Schedule 5.12: (i) there are no outstanding claims under any such policies or binders and, to the knowledge of International, there has not occurred since December 31, 2008, any event that might reasonably form the basis of a claim against or relating to International or any of its Subsidiaries that is not covered by any such policies or binders and (ii) no notice of cancellation or non-renewal of any such policies or binders has been received.
          5.13 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties of International and each its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all contracts related to such Properties. All Property owned in whole or in part by International and each of its Subsidiaries that are necessary to conduct normal operations of

International and each of its Subsidiaries are being maintained in a state adequate to conduct such normal operations, and with respect to such of the foregoing which are operated by International and each of its Subsidiaries, in a manner consistent with International’s and each its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 4.13 could not reasonably be expected to have a Material Adverse Effect).
          5.14 Swap Agreements. Schedule 5.14, as of the date hereof, and after the date hereof, sets forth, a true and complete list of all Swap Agreements of International and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
          5.15 Labor Matters.
               (a) No labor dispute with the employees of International or any of its Subsidiaries exists or, to the knowledge of International, is imminent, that in each case could reasonably be expected to cause a Material Adverse Effect.
               (b) Neither International nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or any other contract with any labor union or representative of employees.
          5.16 Books and Records. All books, records and files of International (including those pertaining to the Properties and other assets of International, and corporate, accounting, financial and employee records): (i) since December 31, 2008, have been reasonably prepared, assembled and maintained in accordance with usual and customary policies and procedures, except where the failure to so maintain such materials would not reasonably be expected to have a Material Adverse Effect; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by International of the Property and other assets.
          5.17 Solvency. Both before and upon completion of the transactions contemplated by this Agreement, (i) International’s assets, at a fair valuation, will exceed the aggregate Debt of International and its Consolidated Subsidiaries (ii) International will be able to pay its Debts as they become due in the ordinary course of business and (iii) International will not have unreasonably small capital with which to conduct its business. International does not intend, in consummating the transactions contemplated by this Agreement, to hinder, delay or defraud either present or future creditors or any other Person to which International is or will become, after the date hereof, indebted.
          5.18 Sufficiency of Assets. As of the date of this Agreement, the Transferred Assets constitute all of International’s tangible assets, intangible assets, properties and rights related to its Specialty Chemicals Business.

     6. Conditions to Closing.
          6.1 Conditions to Myriant’s Obligations. Myriant’s obligations to acquire the Transferred Assets and assume the Transferred Liabilities and the Plainfield Note are subject to the satisfaction, at or prior to the date hereof, of the following conditions:
               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by International in Section 5 hereof shall be true and correct in all material respects as of the date hereof (except that any such representations and warranties that are qualified by materiality will be true and correct in all respects) with the same force and effect as if they had been made as of the date hereof, and International shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the date hereof.
               (b) Consents, Permits, and Waivers. International shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except to the extent to which failure to obtain such consent, permit or waiver would not constitute a Material Adverse Effect.
               (c) Corporate Documents. International shall have delivered to Myriant or their respective counsel, copies of all corporate documents of International as Myriant shall reasonably request.
               (d) Agreement. Myriant shall have received from International executed counterparts (in such number as may be requested by it) of this Agreement and all schedules, exhibits and annexes hereto.
               (e) Consummation of the Warrant Issuance Agreement. That certain Warrant Issuance Agreement, dated as of the date hereof, by and among Myriant, Plainfield Finance Corporation, Itera Ethanol, LLC, NGP Capital Resources Company and Camulos BioEnergy Partners LLC, in substantially the form attached hereto as Exhibit E (the “Warrant Issuance Agreement”), shall have been executed and the transactions contemplated thereunder shall have been consummated.
          6.2 Conditions to International’s Obligations. International’s obligation to transfer and assign the Transferred Assets to Myriant is subject to the satisfaction, on or prior to the date hereof, of the following conditions:
               (a) Performance of Obligations. Myriant shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Myriant on or before the date hereof.
               (b) Agreement. International shall have received from Myriant executed counterparts of this Agreement and all schedules, exhibits and annexes hereto.
               (c) Consummation of the Warrant Issuance Agreement. The Warrant Issuance Agreement shall have been executed and the transactions contemplated thereunder shall have been consummated.

     7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of law rules of such state.
     8. Miscellaneous. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer, Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

BIOENERGY INTERNATIONAL, LLC

By: Name:	/s/ Stephen J. Gatto Stephen J. Gatto
Title:	President

MYRIANT TECHNOLOGIES LLC

By: Name:	/s/ Stephen J. Gatto Stephen J. Gatto
Title:	President
[Signature Page to Transfer, Assignment and Assumption Agreement]

Exhibit A
BioEnergy Group Reorganization Authority Steps Memo

BioEnergy Group Reorganization Authority Steps Memo — July 16, 2009
Steps/Task
Step I: Completion of Plainfield and Itera International Warrant Exercise
1.	Exercise of Warrants: Plainfield and Itera to exercise 178,000 and 50,000, respectively, of their $10 International warrants. International to issue replacement warrants to Plainfield and Itera
Step II. Formation of New Limited Liability Company (“Myriant”); Contribution by BioEnergy International, LLC (“International”) Members of International Units to Myriant; Cancellation and Reissuance of Warrants
2.	Formation of Myriant Technologies LLC: Myriant formed as a Delaware limited liability company on April 3, 2009. Adopt initial resolutions to appoint officers, directors, etc.

3.	Effect Contribution of International Units: International Holders to effect a contribution of International Membership Units to Myriant pursuant to a Contribution and Exchange Agreement and be issued an equivalent number of Membership Units in Myriant.

4.	Exchange International $10 Warrants for Myriant $10 Investors Warrants: Investors to assign 3,750,000 International $10 Warrants (all but 1,100,000 International $10 Warrants) to Myriant. Myriant to issue 3,750,000 Myriant $10 Warrants to Investors. Myriant $10 Warrants will be allocated as set forth below:
Cancelable Warrants
•	Itera: 243,798

•	Plainfield: 2,020,816

•	NGPC: 368,714

•	Camulos: 642,840
Non-Cancelable Warrants
•	Itera: 0

•	Plainfield: 93,539

•	NGPC: 138,599

•	Camulos: 241,694
5.	Issuance of Replacement Cancelable International $10 Warrants: International to issue replacement cancelable $10 Warrants to Investors. Investors will be allocated a total of 1,100,000 cancelable $10 Warrants in the following amounts:
•	Itera: 76,981

•	Plainfield: 636,996

•	NGPC: 140,687

•	Camulos: 245,336
6.	Exchange International $13 Warrants for Myriant $13 Warrants: Plainfield to assign its 423,077 International $13 Warrants for an equivalent number of Myriant $13 Warrants.
Step III. Distribution of Specialty Chemical Assets to Myriant and Assumption of $5.5 Million Note Payable
7.	International and Myriant Board Consents, Investor Consent: International Board to authorize the distribution of specialty chemical assets and Myriant Board to authorize the assumption of $5.5 million note and liabilities related to the specialty chemical assets. Investors to consent to distribution of assets by International and assumption of the $5.5 million note by Myriant (each Investor Consent requires the consent of 66 2/3% of the units held by Investors). Transfer identified assets of International, assign operating and trade liabilities and assign $5.5 million note to PFAM to Myriant through Transfer, Assignment and Assumption agreement.
Step IV. Transfer of Ownership of Lake Providence Project from Holding to Investors and International

8.	Issue New Units in Bionol Lake Providence: Bionol Lake Providence LLC to issue 99 new Membership Units to Bionol Lake Providence Holdco. Holdco will hold 100 Membership Units (100%) in Bionol Lake Providence.

9.	Bionol Lake Providence Holdco Distribution of Bionol Lake Providence, LLC.: Bionol Lake Providence Holdco to dividend 100% of the membership interests it holds it Bionol Lake Providence, LLC to BioEnergy Holding.

10.	BioEnergy Holding LLC Distribution of Bionol Lake Providence, LLC Interests to International and Investors: BioEnergy Holding to dividend 100% of the membership interests it holds of Bionol Lake Providence LLC to International (22 units) and the Investors (78 units) in proportion to their respective interests in Holding.

International to transfer the 22 Bionol Lake Providence units to Myriant.
Step V: Distribution of International Membership Units to Myriant Holders and Investors
11.	Myriant Distribution of International Units: Myriant to dividend International Units to Myriant Members (hereinafter, the “Unit Distribution”) in proportion to their Membership Units in Myriant. Myriant Investors to consent to the Unit Distribution (which requires the consent of 66 2/3% of the units held by all Investors).

Step VI: Reassign Myriant $10 Warrants Among Investors
12.	Reassignment of Myriant $10 Warrants: NGPC to reassign 138,599 non-cancelable warrants and Camulos to reassign 241,694 non-cancelable warrants to Plainfield (to receive 311,840 reassigned warrants) and Itera (to receive 68,453 reassigned warrants) based on Plainfield and Itera’s participation in 2009 International Warrant exercise. Immediately following this reassignment, the Investors will be allocated the following number of Myriant non-cancelable $10 Warrants:
•	Itera: 68,453

•	Plainfield: 405,379

•	NGPC: 0

•	Camulos: 0
Step VII: Exchange of Cancelable Myriant Warrants and Lake Providence Units for Myriant Membership Units
13.	Exchange of Myriant $10 Warrants and Lake Providence Membership Units for 1,000,001 Myriant Membership Units: Investors to exchange 1,050,320 Myriant $10 Cancelable Warrants (using a Warrant value of $2.15) and 78 Lake Providence Membership Units for 1,000,001 Myriant Membership Units. Immediately following this exchange, the Investors will be allocated the following number of Myriant cancelable $10 Warrants:
•	Itera: 158,521

•	Plainfield: 1,377,697

•	NGPC: 251,372

•	Camulos: 438,258
Step VIII: Cancellation of 1,933,333 Myriant $10 Cancelable Warrants
14.	Cancellation of Cancelable Warrants: In connection with the consideration received by the Investors in the overall reorganization, Investors agrees to have Myriant cancel 1,933,333 Myriant $10 Cancelable Warrants held by the Investors. Immediately following this step, the Investors will be allocated the following number of Myriant cancelable $10 Warrants:
•	Itera: 1,550

•	Plainfield: 193,903

•	NGPC: 35,379

•	Camulos: 61,682
Step IX. Issuance of Myriant $10 Warrants
15.	Issuance of Myriant Warrants: Investors to reallocate $10 cancelable Warrants such that each Investor will hold the same pro rata portion of the Myriant cancelable warrants as they held in International. Upon completion of this step, Myriant to issue its $10 Warrants to the Investors in the amounts set forth below, all of which shall be non-cancelable.

Itera: 92,203
Plainfield: 584,488
NGPC: 32,680
Camulos: 56,976
Step X. Subcontract Clearfield Management and Maintenance Agreements from BioEnergy Management Services to Myriant/Myriant and International to enter into Services Agreement
16.	Services Agreement — Clearfield Plant: BioEnergy Management Services to enter into a Service Agreement with Myriant in connection with providing certain oversight services for (i) Administrative Services and Construction Management and (ii) Operations and Maintenance, each with the consent of Clearfield subject to a service fee.
17. International/Myriant Services Agreement: Myriant to enter into agreement with International to provide certain services to International on a continuing basis.

Exhibit B
Transferred Assets
Property Leases
•	Quincy, MA Lease, dated September 26, 2007

•	Woburn, MA Lease, dated September 14, 2007

•	Woburn, MA Lease, Amendment #1, dated December 11, 2007

•	Woburn, MA Lease, Amendment #2, dated February 11, 2008

•	Woburn, MA Lease, Amendment #3, dated May 20, 2008

•	Woburn, MA Lease, Amendment #4, dated September 19, 2008

•	Woburn, MA Lease, Amendment #5, dated September 25, 2008

•	Woburn, MA Lease, Amendment #6, dated April 16, 2009

•	Louisiana Office Space Lease with Jay Clay Lejeune
Equipment Leases
•	Alpha One Management Agreement, dated February 11, 2008

•	MacAir, LLC Agreement, dated February 11, 2008

•	Mercedes Benz Financial Lease, dated March 1, 2008

•	Ameridia — Electrolysis/Bipolar Membrane Unit Lease, dated February 9, 2009
Licenses
•	UFRF — Lactic Acid UF #11819, dated February 2, 2006

•	UFRF — 1st Amendment to Lactic Acid UF #11819, dated October 6, 2006

•	UFRF — 2nd Amendment to Lactic Acid UF #11819, dated October 10, 2008

•	UFRF — 3rd Amendment to Lactic Acid UF #11819, dated June 1, 2009

•	UFRF — Succinic A6126, dated November 19, 2007

•	UFRF — Alanine A6125, dated November 30, 2007

•	UFRF — E.coli straings: Xylitol from Xylose UF #11804, dated November 14, 2005

•	UFRF — Chemicals from Lignocellulose UF #11469, dated October 3, 2005

•	UFRF — Efficient Production of Acetate UF #11031, dated October 3, 2005

•	Florida High Tech Corridor Council — UF Agreement, dated May 31, 2007

•	Florida High Tech Corridor Council — UF Agreement Amendment #1, dated April 10, 2008

•	Purac — License Agreement, dated June 26, 2006

•	Purac — Amended and Restated License Agreement, dated May 19, 2008

•	Gene Bridges — License Agreement, dated October 3, 2008
Employment Agreement
•	Rudy Fogelman, dated July 26, 2006
Consultant Agreements
•	Robert McFarlane, dated March 21, 2008

•	Arro Building Services, dated October 8, 2007

•	Clint Norris, dated September 1, 2008

•	Steve Norris (verbal agreement)

•	Yi Consulting — Denny Iker, dated March 3, 2008

•	Safety Partners

•	Lonnie Ingram, dated March 11, 2005

•	Nexant Consulting, dated May 26, 2008

•	John Kane, dated November 7, 2008

•	Tom Solon, dated March 9, 2009

•	Tim Johnston, dated February 19, 2008

•	Mike Kelly, dated May 4, 2009

•	Larry Shriver, dated July 1, 2008

•	Shengde Zhou, dated January 16, 2009

•	Ron Kelly, dated June 10, 2009

•	CH2M Hill, dated June 2, 2009

•	Kelly Anderson, dated March 27, 2009

•	CRB Consulting, dated March 27, 2009

•	Hyde Engineering & Consulting, dated March 25, 2009

•	Fassino Design Inc., dated March 1, 2009

•	Richard Wright, dated January 8, 2009

•	Jackie Theriot, dated January 9, 2009

•	Spyros Svoronos, dated September 17, 2007

•	Dr. Wayne Genck, dated January 28, 2009

•	John Tomaszewicz, dated June 11, 2009
Recruiting Agreements
•	J. Robert Scott, dated July 16, 2008

•	HireMinds, dated November 12, 2008

•	Groe Advisors, dated February 20, 2009

•	Heidrick & Struggles, dated September 14, 2007

•	Positions Inc.

•	SearchPath International, dated February 10, 2009

•	Venturi

•	BBI International

•	OSG Global

•	TowerHill Associates

•	Schaefer Partners, dated June 2, 2009
IT Equipment Leases & Contracts
•	One Communications — Network Leased Lines (Woburn)

•	One Communications — Network Leased Lines (Quincy)

•	Comcast — Leased Network Lines for HD Video Conferencing (Quincy)

•	Comcast — Leased Network Lines for HD Video Conferencing (Woburn)

•	Conway Office Products — Konica Minolta C352 BizHub MFP (Quincy)

•	Conway Office Products — Konica Minolta C252 BizHub MFP (Woburn)

•	Conway Office Products — Xerox WorkCentre 7328 MFP (Woburn)

•	Verizon Wireless — 42 cellular and Blackberry phone lines

•	3Com — Service Contracts for Voice-over-IP system and Network equipment

•	Dell — Server Hardware with Warranty

•	Microsoft Office — Software License

•	McAfee Anti-Virus — Software License

•	FileMaker Pro — Software License

•	AspenTech — License for Woburn server

•	OLI Systems — License for Woburn server
Letters of Credit
•	Letter of Credit #68020998 from Bank of America to Cummings Properties as security deposit for Woburn lease, dated October 2, 2007

•	Letter of Credit #68020999 from Bank of America to Two Batterymarch LLC as security deposit for Quincy lease, dated October 2, 2007
Other
•	Novasep — Process Design Agreement, dated June 3, 2009

•	Nedalco — Material Transfer Agreement, dated June 24, 2008

•	GEVO — Material Transfer Agreement, dated April 6, 2008

•	Novasep — Material Transfer Agreement, dated December 2, 2008

•	Ford Bacon Davis — Engineering Services Agreement, dated December 24, 2008

•	Nexant — PERP Report for Lactic Acid, dated June 23, 2009

•	Zillo Lorenzetti Group — Brazil Cellulose — Ethanol, dated August 7, 2007

•	UFRF — Termsheet for Pilot Plant, dated May 11, 2009

•	Uhde — Co-operative Agreement, dated December 4, 2008

•	Uhde — Material Transfer Agreement, dated June 18, 2009

•	Uhde — Engineering Service Agreement, dated June 24, 2009

•	Scientific Advisory Board Acceptance Letters of Professors Zhao, Westpheling, Dale and Benkovic

•	Spectrum Engineering — Pilot Plant, dated June 29, 2007

•	Eurodia (Ameridia) — Pilot Process Study, dated May 20, 2009

•	GEA Bench Scale Lab Word, June 23, 2009

•	Antares — Proposal for Lake Providence Demo Plant (unsigned, dated June 15, 2009)

•	OLI Systems — Engine in Aspen Plus Network, dated October 22, 2008

•	Ameridia — Electrolysis/Bipolar Membrane Unit Lease, dated February 9, 2009

•	Premier Operating Co. — Anaerobic Waste Water Research Experiment Write-ups, dated March 31, 2009

•	Premier Operating Co. — Draft of Beneficial Use Plan for Wastewater Disposal, dated March 31, 2009

•	Life Cycle Associates — GREET Analysis, LCA Write-up for DOE Proposal, dated April 10, 2009

•	Oracle — Crystal Ball Software Suite, dated April 23, 2009

•	Bourne Associates — RODI System, dated May 4, 2009

•	AM/PM Cleaning Company — Service Contract, dated May 8, 2009

•	Liquid Process Solutions — Consultancy Services, dated May 18, 2009

•	ENSR/AECOM — Proposal for environmental work for Lake Providence Demo Plant (unsigned, dated June 4, 2009)

•	GPNA — Bench Scale Crystallization Study, dated June 19, 2009

•	Wisconsin Bioproducts Toll Manufacturing Agreement, dated May 18, 2009
Fixed Assets
(see attached)

Exhibit C
Excluded Assets
•	Ownership interest in BioEnergy Holding LLC

•	Ownership interest in BioEnergy Management Services, LLC

Exhibit D
Excluded Liabilities
•	$10 Million note payable to BioEnergy Holding LLC, dated August 15, 2007

EXECUTION VERSION
Exhibit E
Warrant Issuance Agreement

Warrant Issuance Agreement
of
Myriant Technologies LLC
Dated as of July 16, 2009

Warrant Issuance Agreement of
Myriant Technologies LLC
TABLE OF CONTENTS

1. DEFINITIONS	1

2. AGREEMENT TO ISSUE	9

2.1 Authorization of Securities	9
2.2 Issuance	9

3. CLOSING AND DELIVERY	9

3.1 Closing	9
3.2 Delivery	9

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY	9

4.1 Organization, Good Standing and Qualification	9
4.2 Equity Interests, Subsidiaries	10
4.3 Capitalization	10
4.4 Changes	11
4.5 Registration Rights and Voting Rights	12
4.6 Offering Valid	12
4.7 Disclosure; No Material Misstatements	12
4.8 Governmental Consents and Filings	13
4.9 Authority; Enforceability	13
4.10 Approvals; No Conflicts	13
4.11 Financial Condition; No Material Adverse Effect	14
4.12 Litigation and other Governmental Proceedings	14
4.13 Corporate Documents	14
4.14 Environmental Matters	14
4.15 Compliance with Laws and Agreements; No Defaults	15
4.16 Investment Company Act	15
4.17 Tax Matters	15
4.18 ERISA	16
4.19 Insurance	17
4.20 Location of Business and Offices	17
4.21 Properties; Title, etc	17
4.22 Maintenance of Properties	18
4.23 Swap Agreements	18
4.24 Solvency	18
4.25 Labor Matters	18
4.26 Material Contracts and Material Liabilities	19
4.27 Foreign Asset Control Regulations, etc	19
4.28 Books and Records	19

-i-

4.29 Affiliate Transactions	19
4.30 Sufficiency of Assets	20
4.31 Consummation of the Reorganization	20

5. REPRESENTATIONS AND WARRANTIES OF THE GRANTEES	20

5.1 Formation; Requisite Power and Authority	20
5.2 Investment Representations	20
5.3 Transfer Restrictions	22

6. CONDITIONS TO CLOSING	22

6.1 Conditions to Grantees’ Obligations at the Closing	22
6.2 Conditions to Obligations of the Company	24

7. INDEMNITY	25

8. MISCELLANEOUS	25

8.1 Governing Law	25
8.2 Survival	25
8.3 Successors and Assigns	25
8.4 Entire Agreement	25
8.5 Severability	26
8.6 Amendment and Waiver	26
8.7 Delays or Omissions	26
8.8 Notices	26
8.9 Expenses	26
8.10 Attorneys’ Fees	27
8.11 Titles and Subtitles	27
8.12 Counterparts	27
8.13 Broker’s Fees	27
8.14 Exculpation Among Grantees	27
8.15 Confidentiality	27
8.16 Pronouns	28

-ii-

Warrant Issuance Agreement
of
Myriant Technologies LLC
     This Warrant Issuance Agreement (this “Agreement”), is made and entered into as of July 16, 2009, by and among Myriant Technologies LLC, a Delaware limited liability company (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Grantees attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Grantees” and each individually as a “Grantee”).
R E C I T A L S:
     WHEREAS, the Company has authorized the issuance of Warrants (the “Securities”) exercisable for an aggregate of 3,750,000 units representing membership interests, all of which will be issued pursuant to the terms and conditions of this Agreement at the Closing;
     WHEREAS, Grantees desire to be issued the Securities on the terms and conditions set forth herein; and
     WHEREAS, the Company desires to issue the Securities to Grantees on the terms and conditions set forth herein.
A G R E E M E N T:
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
2. DEFINITIONS.
     As used herein, the following terms shall have the following meanings, which shall be equally applicable to both the singular and plural forms:
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Camulos” means Camulos BioEnergy Partners LLC, a Delaware limited liability company.
     “Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
     “Closing” has the meaning assigned such term in Section 3.1.

     “Closing Date” has the meaning assigned such term in Section 3.1.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
     “Company Group” means the Company and its Subsidiaries.
     “Company Parties” has the meaning assigned such term in Section 7.
     “Consolidated Subsidiaries” means each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.
     “Contribution Agreement” means that certain Contribution and Exchange Agreement, dated as of even date herewith, by and among the Company and each of the Holders (as defined therein).
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
     “Conversion Securities” has the meaning assigned such term in Section 2.1.
     “Convertible Securities” means any options, rights, warrants or other securities exercisable or exchangeable for or convertible into Units.
     “Damages” has the meaning assigned such term in Section 7.
     “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt (as defined in other clauses of this definition) of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (m) any purchase money security interest in any property, or interest therein created or assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
     “Environmental Claim” means any claim, demand, proceeding, suit, investigation, loss, cost, expense, liability, penalty or damage arising, incurred or otherwise asserted pursuant to any Environmental Law.
     “Environmental Law” means any and all Governmental Requirements pertaining to pollution, protection of human health or the environment, or workplace health and safety, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j-26; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and all similar Governmental Requirements of any Governmental Authority having jurisdiction over the Company or its Properties or operations, and all amendments to such Governmental Requirements and all regulations implementing any of the foregoing.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
     “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Company or its Subsidiaries would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
     “ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Company, any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
     “Exchange Agreement” means that certain Exchange Agreement dated as of even date herewith, by and among the Company, Camulos, Itera, NGPC and Plainfield Finance.
     “Fully Diluted Outstanding” means, at any date when the number of units is to be determined, all Units outstanding at such date, and all units issuable pursuant to all options or other Convertible Securities outstanding on such date.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any member of the Company Group or any Grantee.
     “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
     “Grantee” and “Grantees” has the meaning assigned to such term in the preamble.
     “Grantee Parties” has the meaning assigned such term in Section 7.
     “Hazardous Material” means and includes each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law and any petroleum or petroleum products that have been Released into the environment.
     “Insider” means any officer, director, member, or Affiliate, as applicable, of the Company or any of its Affiliates or any immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns a ten percent (10%) or greater beneficial interest.
     “International” means BioEnergy International, LLC, a Delaware limited liability company.

     “International Assignments” means, collectively, (i) that certain Assignment dated as of even date herewith, by Itera in favor of the Company, pursuant to which Itera assigns to the Company, its right to purchase up to 243,798 of the International Units under that certain Warrant dated as of even date herewith, between Itera and International, (ii) that certain Assignment dated as of even date herewith, by Plainfield Finance in favor of the Company, pursuant to which Plainfield Finance assigns to the Company its right to purchase up to 2,114,355 of the International Units under that certain Warrant dated as of even date herewith, between Plainfield Finance and International, (iii) that certain Assignment dated as of even date herewith, by NGPC in favor of the Company, pursuant to which NGPC assigns to the Company, its right to purchase up to 507,313 of the International Units under that certain Warrant dated as of even date herewith, between NGPC and International, (iv) that certain Assignment dated as of even date herewith, by Camulos in favor of the Company, pursuant to which Camulos assigns to the Company, its right to purchase up to 884,534 of the International Units under that certain Warrant dated as of even date herewith, between Camulos and International, and (v) that certain Assignment dated as of even date herewith, by Plainfield Finance in favor of the Company, pursuant to which Plainfield Finance assigns to the Company, its right to purchase up to 423,077 of the International Units under that certain Warrant dated as of even date herewith, between Plainfield Finance and International.
     “International Units” means units representing membership interests of International.
     “International Warrants” means, collectively, (i) that certain Warrant dated as of even date herewith, between Camulos and International, entitling Camulos to purchase up to 245,336 International Units as provided therein, (ii) that certain Warrant dated as of even date herewith, between NGPC and International, entitling NGPC to purchase up to 140,687 International Units as provided therein, (iii) that certain Warrant dated as of even date herewith, between Itera and International, entitling Itera to purchase up to 76,981 International Units as provided therein, and (iv) that certain Warrant dated as of even date herewith, between Plainfield Finance and International, entitling Plainfield Finance to purchase up to 636,996 International Units as provided therein.
     “Itera” means Itera Ethanol, LLC, a Delaware limited liability company.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and any purchase money security interest in any property, or interest therein created or assumed contemporaneously with the purchase of such property, or interest therein, to secure or provide for the payment or financing of any part of the purchase price thereof. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Company and the Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     “LLC Agreement” has the meaning assigned such term in Section 2.1.
     “Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities, (actual or contingent) condition (financial or otherwise) or prospects of the Company Group taken as a whole, (b) the ability of the Company Group to perform any of its obligations under any Transaction Document to which it is a party, (c) the validity or enforceability of any Transaction Document or (d) the rights and remedies of or benefits available to any Grantee under any Transaction Document.
     “Material Indebtedness” means Debt or obligations in respect of one or more Swap Agreements, of the Company and each of its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.
     “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.
     “Myriant Assignments” means, collectively, (i) that certain Assignment dated as of even date herewith, by NGPC in favor of Plainfield Finance, pursuant to which NGPC assigns to Plainfield Finance its right to purchase up to 113,651 of the Units under that certain Warrant dated as of even date herewith, between NGPC and the Company, (ii) that certain Assignment dated as of even date herewith, by NGPC in favor of Itera, pursuant to which NGPC assigns to Itera its right to purchase up to 24,948 of the Units under that certain Warrant dated as of even date herewith, between NGPC and the Company, (iii) that certain Assignment dated as of even date herewith, by Camulos in favor of Plainfield Finance, pursuant to which Camulos assigns to Plainfield Finance its right to purchase up to 198,189 of the Units under that certain Warrant dated as of even date herewith, between Camulos and the Company, and (iv) that certain Assignment dated as of even date herewith, by Camulos in favor of Itera, pursuant to which Camulos assigns to Itera its right to purchase up to 43,505 of the Units under that certain Warrant dated as of even date herewith, between Camulos and the Company.
     “NGPC” means NGP Capital Resources Company, a Maryland corporation.
     “Paying Party” has the meaning assigned such term in Section 8.13.
     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
     “Permit” means any permit, license, authorization, registration or similar form or approval or permission required by any Governmental Authority or pursuant to any Governmental Requirement.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plainfield Finance” means Plainfield Finance Corporation, a Delaware corporation.

     “Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Company, or a Subsidiary or an ERISA Affiliate.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
     “Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
     “Registration Rights Agreement” has the meaning assigned such term in Section 4.1.
     “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
     “Relevant Party” has the meaning assigned such term in Section 8.15.
     “Reorganization” means that certain corporate reorganization set forth in that certain BioEnergy Group Reorganization Authority Steps Memo, dated as of even date herewith, and attached hereto as Exhibit E, pursuant to which International will distribute its specialty chemical assets to the Company.
     “Securities” has the meaning assigned such term in the recitals to this Agreement.
     “Securities Act” has the meaning assigned such term in Section 4.6.
     “Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries of the Company, and (b) any partnership of which the Company or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom unit or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
     “Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Transaction Documents” means this Agreement, the Contribution Agreement, the Exchange Agreement, the International Assignments, the International Warrants, the LLC Agreement, the Myriant Assignments, the Registration Rights Agreement, the Transfer Agreement, the Warrant Cancellation Agreements, and the Warrants and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Company or any other Person in connection with the Reorganization, as such agreements may be amended, modified, supplemented or restated from time to time.
     “Transactions” means, with respect to the Company, the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party.
     “Transfer Agreement” means that certain Transfer, Assignment and Assumption Agreement dated as of even date herewith, by and between International and the Company.
     “Transferred Assets” has the meaning assigned such term in the Transfer Agreement.
     “Units” means the units representing membership interests in the Company.
     “Warrant Cancellation Agreements” means, collectively, (i) that certain Warrant Cancellation Agreement dated as of even date herewith, by and between the Company and International, cancelling warrants exercisable for 3,750,000 International Units, (ii) that certain Warrant Cancellation Agreement dated as of even date herewith, by and between the Company and International, cancelling warrants exercisable for 423,077 International Units and (iii) that certain Warrant Cancellation Agreement dated as of even date herewith, by and among the Company, Plainfield Finance, Itera, NGPC and Camulos, cancelling warrants exercisable for 1,933,333 Units.
     “Warrants” means those certain Warrants dated as of the date hereof, issued by Company to each Grantee for the purchase of Units in the Company and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof; provided that all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Units for which they may be exercised.
3. AGREEMENT TO ISSUE.
     3.1 Authorization of Securities. On or prior to the Closing (as defined in Section 3 below), the Company shall have authorized (a) the issuance to Grantees of the Securities and (b) the issuance of such Units to be issued upon exercise of the Securities (the “Conversion Securities”). The Conversion Securities shall have the rights, preferences, privileges and restrictions set forth in that certain Limited Liability Company Operating Agreement of the Company, in the form attached hereto as Exhibit B (the “LLC Agreement”).
     3.2 Issuance. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue to each Grantee, severally and not jointly, and each Grantee agrees to be granted by the Company, severally and not jointly, the Securities exercisable for the number of Units set forth opposite such Grantee’s name on Exhibit A set forth in the column labeled “Number of Warrants”, for Ten Dollars ($10.00), in the aggregate, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.
4. CLOSING AND DELIVERY.
     4.1 Closing. The closing of the issuance of the Securities set forth on Exhibit A in the column labeled “Number of Warrants” under this Agreement (the “Closing”) shall take place at 10:00 a.m. on the date hereof, at the offices of the Company or at such other time or place as the Company and Grantees may mutually agree (such date is hereinafter referred to as the “Closing Date”), and the Closing will occur with respect to all of the Grantees simultaneously.
     4.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Grantee a Security exercisable for the number of Units specified in Exhibit A.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     Except as set forth on a Schedule of Exceptions delivered by the Company to the Grantees at the Closing, the Company hereby represents and warrants to each Grantee as of the date of this Agreement and as of the consummation of all the Transactions the following:
     5.1 Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority, and has all material governmental and third-party licenses, authorizations, consents and approvals necessary, to own and operate its properties and assets, to execute and deliver this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) and the Securities in the form attached hereto as Exhibit D, to issue and sell the Securities and the Conversion Securities, and to carry out the provisions of this Agreement, the Registration Rights Agreement, the Securities and the LLC Agreement and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions where the failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not have a Material Adverse Effect.
     5.2 Equity Interests, Subsidiaries. Set forth on Schedule 4.2, is a complete and accurate description of the authorized Equity Interests of the Company and each of its Subsidiaries, by class, and, as of the Closing Date, a description of the number of shares, interests, units or other Equity Interests of each such class that are issued and outstanding and the record owner or holder thereof. Other than as described on Schedule 4.2, there are no subscriptions, options, warrants, or calls granted by the Company or any of its Subsidiaries (or approved by the governing body of the Company or any of its Subsidiaries but not yet granted, and pursuant to any such approval where such governing body retains total control as to such granting) relating to any of the Company’s or its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Except as otherwise set forth on Schedule 4.2, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests. All of the outstanding Equity Interests of the Company and each of its Subsidiaries have been validly issued and are (in the case of corporate securities) fully paid and non-assessable. As of the Closing Date, the Company has no Subsidiaries other than those set forth on Schedule 4.2.
     5.3 Capitalization. The rights, preferences, privileges and restrictions of the Conversion Securities are as stated in the LLC Agreement. The Securities are exercisable for Units of the Company, representing in the aggregate 3,750,000 of the Company’s Fully Diluted Outstanding Units. The Conversion Securities have been duly and validly reserved for issuance. When issued, sold and delivered in compliance with the provisions of this Agreement and the LLC Agreement, the Securities and the Conversion Securities will be duly authorized, validly issued, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Grantees; provided, however, that the Securities and the Conversion Securities may be subject to restrictions agreed to under the LLC Agreement, including certain rights of first refusal and restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Units issued pursuant to the Contribution Agreement will be duly authorized, validly issued, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Holders (as defined therein); provided, however, that such Units may be subject to restrictions agreed to under the LLC Agreement, including certain rights of first refusal and restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Units issued pursuant to the Exchange Agreement will be duly authorized, validly issued, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Grantees; provided, however, that such Units may be subject to restrictions agreed to under the LLC Agreement, including certain rights of first refusal and restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed
     5.4 Changes. Since April 3, 2009, and except as set forth in Schedule 4.4 of the Schedule of Exceptions, there has not been:
          (a) Any material change in the assets, liabilities, financial condition, or operations of any member of the Company Group from that reflected in the financial statements, other than changes in the ordinary course of business consistent with past practice;
          (b) Any material change, except in the ordinary course of business, in the contingent obligations of any member of the Company Group by way of guaranty, endorsement, indemnity, warranty or otherwise;
          (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or financial condition of any member of the Company Group;
          (d) Any waiver by any member of the Company Group of a valuable right or of a material debt owed to it;
          (e) Any direct or indirect loans made by any member of the Company Group to any of its members, employees, officers or directors, other than advances made in the ordinary course of business consistent with past practice;
          (f) Except in the ordinary course of business consistent with past practice, any material change in any compensation arrangement or agreement with any employee, officer, director or member of any member of the Company Group;
          (g) Any declaration or payment of any dividend or other distribution of the assets of any member of the Company Group;
          (h) Any labor organization activity related to any member of the Company Group;
          (i) Any Debt, obligation or liability incurred, assumed or guaranteed by any member of the Company Group, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business consistent with past practice;
          (j) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of any member of the Company Group;

          (k) Any change in any material agreement to which any member of the Company Group is a party or by which it is bound which materially affects the business, assets, liabilities, financial condition or operations of any member of the Company Group;
          (l) Any mortgage, pledge, transfer of a security interest in, or lien, created by any member of the Company Group with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business consistent with past practice and do not materially impair any member of the Company Group’s ownership or use of such properties or assets.
          (m) Any arrangement or commitment by any member of the Company Group to do any of the acts described in subsection (a) through (l) above.
     5.5 Registration Rights and Voting Rights. Except as required pursuant to the Registration Rights Agreement, no member of the Company Group is presently under any obligation, or has granted any rights, to register any of its presently outstanding securities or any of its securities that may hereafter be issued. Except as required pursuant to the LLC Agreement no equity holder of any member of the Company Group has entered into any agreement with respect to the voting of equity securities of such member of the Company Group.
     5.6 Offering Valid. Assuming the accuracy of the representations and warranties of the Grantees contained in Section 5.2 hereof, the offer, sale and issuance of the Securities, the Conversion Securities and the issuance of the Units pursuant to the Contribution Agreement and the Exchange Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws. No Person is entitled to preemptive rights under any contract or applicable law in connection with the issuance of the Securities.
     5.7 Disclosure; No Material Misstatements. The Company and each of its Subsidiaries has disclosed to each Grantee all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters to the Company’s knowledge which affect its assets, financial condition, Properties or current operations that, individually or in the aggregate, would, or would reasonably be expected to have, a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any Subsidiary to any Grantee or any of their Affiliates in connection with the negotiation of this Agreement or any other Transaction Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company and each of its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.8 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Grantees in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party is required on the part of the Company in connection with the consummation of the transactions contemplated by the Transaction Documents, except for (i) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner, and (ii) with respect to the Registration Rights Agreement, the registration of units contemplated thereby with the Securities and Exchange Commission.
     5.9 Authority; Enforceability. The Transactions are within each member of the Company Group ’s limited liability company, corporate or partnership powers (as the case may be) and have been duly authorized by all necessary limited liability company, corporate or partnership (as the case may be) action and, if required, member, partner, director or stockholder action (including, without limitation, any action required to be taken by any class of members, partners, directors or stockholders of any member of the Company Group or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Transaction Document to which any member of the Company Group is a party has been duly executed and delivered by such member of the Company Group and constitutes a legal, valid and binding obligation of such member of the Company Group, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     5.10 Approvals; No Conflicts. Except as set forth on Schedule 4.10, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, partners, directors or stockholders, whether interested or disinterested, of the Company or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect or, in the reasonable judgment of the Company Group, can reasonably be expected to be obtained if so required, and (ii) those third party approvals or consents which, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect or do not have a Material Adverse Effect on the enforceability of the Transaction Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any member of the Company Group or any order of any Governmental Authority, and (c) do not constitute with or without notice or the passage of time or both, a material violation, breach or default, create or impose a Lien upon any Property of the Company, or give rise to any right of termination, modification, cancellation, or prepayment, under (i) any applicable law or regulation or the charter, by-laws or other organizational documents of the Company Group or any order of any Governmental Authority, or (ii) any indenture, agreement or other instrument binding upon the Company or its Properties, or give rise to a right thereunder to require any payment to be made by the Company except those violations, breaches, defaults, Liens upon the Property of the Company, terminations, modifications, cancellations, and prepayments which would not reasonably be expected to have a Material Adverse Effect or do not have a Material Adverse Effect on the Company, its business, assets or Properties.

     5.11 Financial Condition; No Material Adverse Effect.
          (a) Since April 3, 2009, (i) there has been no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect and (ii) the business of the Company and each of its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.
          (b) The Company does not have on the date hereof any material Debt or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as (i) disclosed on Schedule 4.11.
     5.12 Litigation and other Governmental Proceedings. Except as set forth on Schedule 4.12, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Transaction Document or the Transactions.
     5.13 Corporate Documents. The copies of the constitutive documents of the Company and each of its Subsidiaries, including, without limitation, the LLC Agreement, (where applicable, certified by the Secretary of State of the state of its incorporation or formation as of a date within thirty days of the date of this agreement) have been made available to the Grantees and are true, complete and correct.
     5.14 Environmental Matters. Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
          (a) The Company and each of its Subsidiaries and their respective Properties and operations are and, during the periods specified in all applicable statutes of limitation, have been in compliance with applicable Environmental Laws;
          (b) The Company and each of its Subsidiaries timely applied for, possess, and are in compliance with, all Permits required under applicable Environmental Laws for their operations as presently conducted and such Permits are in the name of the proper entity and will remain in full force and effect following the Closing;
          (c) The Company and each of its Subsidiaries and their respective Properties and operations are not subject to any pending or, to the knowledge of the Company, threatened Environmental Claims, nor has the Company or any of its Subsidiaries received any written notice of Environmental Claims;
          (d) There has been no Release of Hazardous Materials on, in, under or from the Properties by the Company or any of its Subsidiaries or from or in connection with the operations of the Company or any of its Subsidiaries that (i) is in violation of any applicable Environmental Laws; or (ii) is Released or threatened to be Released in a manner that could give rise to any remedial or corrective action obligations pursuant to Environmental Laws; and

          (e) There has been no exposure of any Person or property in connection with the operations of the Company or any of its Subsidiaries that could reasonably be expected to form the basis for an Environmental Claim or any other claim for damages or compensation.
          (f) EXCEPT AS PROVIDED IN THIS SECTION 4.13, THE COMPANY AND EACH OF ITS SUBSIDIARIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ENVIRONMENTAL MATTERS.
     5.15 Compliance with Laws and Agreements; No Defaults.
          (a) The Company and each of its Subsidiaries are in compliance with all Governmental Requirements applicable to them or their Properties, businesses, operations, employees, assets and all agreements and other instruments binding upon them or their Properties, and possess all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of their respective Properties and the conduct of their respective businesses, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          (b) The Company and each of its Subsidiaries are not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Company or any of its Subsidiaries to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Company or any of its Subsidiaries or any of its Properties is bound.
     5.16 Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
     5.17 Tax Matters. The Company and each of its Subsidiaries have timely filed or caused to be filed all Tax returns, reports, certifications and disclosures required to have been filed and all such filings are true, correct and complete in all respects and have paid or caused to be paid all Taxes required to have been paid by them, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company and each of its Subsidiaries have set aside on their books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect all Tax withholding and deposit requirements imposed on or with respect to the Company and each of its Subsidiaries have been satisfied in full in all respects. All other charges, accruals and reserves on the books of the Company and its Subsidiaries have in respect of Taxes and other governmental charges are, in the reasonable opinion of the Company, adequate. No Tax Lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such Tax or other such governmental charge. No claim has been made against the Company or any of its Subsidiaries by a tax authority in a jurisdiction where the Company or such Subsidiary does not file tax returns that the Company or such Subsidiary is or may be subject to taxes in such jurisdiction.

     5.18 ERISA.
          (a) Except as could not be reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries have and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
          (b) Except as could not be reasonably be expected to result in a Material Adverse Effect, each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
          (c) Except as could not be reasonably be expected to result in a Material Adverse Effect, no act, omission or transaction has occurred which could result in imposition on the Company or any of its Subsidiaries or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
          (d) Except as could not be reasonably be expected to result in a Material Adverse Effect, no Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since the date that is six years prior to the date hereof. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company, any of its Subsidiaries, or any ERISA Affiliate has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.
          (e) Except as could not be reasonably be expected to result in a Material Adverse Effect, full payment when due has been made of all amounts which the Company, any of its Subsidiaries, or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.
          (f) Except as could not be reasonably be expected to result in a Material Adverse Effect, the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.
          (g) Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, any of its Subsidiaries, or such ERISA Affiliate in its sole discretion at any time without any material liability.

          (h) Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.
          (i) Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.
     5.19 Insurance. Each of the Company and each of its Subsidiaries have (a) all insurance policies (including directors and officers liability insurance) sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and each of its Subsidiaries.
     5.20 Location of Business and Offices. The Company’s jurisdiction of organization, its name as listed in the public records of its jurisdiction of organization and its organizational identification number for such jurisdiction is as set forth on Schedule 4.20 hereto. The Company’s principal place of business and chief executive offices are located at the address specified in Exhibit A (or as set forth in a notice delivered pursuant to Section 8.8).
     5.21 Properties; Title, etc.
          (a) Each of the Company and its Subsidiaries (i) has good, marketable and defensible title to all its Properties (excluding real property) and (ii) with respect to its real property, has good, marketable and leasehold title, in either case, free and clear of all Liens.
          (b) All material leases and agreements necessary for the conduct of the business of the Company and its Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
          (c) The rights and Properties presently owned, leased or licensed by the Company and each of its Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and each of its Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof and as contemplated to be conducted.
          (d) All of the Properties of the Company and each of its Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards. All fixtures, facilities and equipment owned, leased or held for use by the Company and that are reasonably necessary to conduct normal operations on the Property are in a state of repair adequate to conduct such operations.

          (e) Each of the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Company and each of its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of the Company and each of its Subsidiaries either owns or has valid licenses or other rights to use all technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business similar to that of the Company and each of its Subsidiaries.
     5.22 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Properties of the Company and each its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all contracts related to such Properties. All Property owned in whole or in part by the Company and each of its Subsidiaries that are necessary to conduct normal operations of the Company and each of its Subsidiaries are being maintained in a state adequate to conduct such normal operations, and with respect to such of the foregoing which are operated by the Company and each of its Subsidiaries, in a manner consistent with the Company’s and each its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 4.22 could not reasonably be expected to have a Material Adverse Effect).
     5.23 Swap Agreements. Schedule 4.23, as of the date hereof, and after the date hereof, sets forth, a true and complete list of all Swap Agreements of the Company and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
     5.24 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Company and its Consolidated Subsidiaries, taken as a whole, will exceed the aggregate Debt of the Company and its Consolidated Subsidiaries on a consolidated basis, as the Debt becomes absolute and matures, (b) the Company and its Consolidated Subsidiaries, taken as a whole, will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by the Company and its Consolidated Subsidiaries and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Company and its Consolidated Subsidiaries will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
     5.25 Labor Matters.

          (a) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, that in each case could reasonably be expected to cause a Material Adverse Effect.
          (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or any other contract with any labor union or representative of employees.
     5.26 Material Contracts and Material Liabilities. Schedule 4.26 sets forth the material contracts and material liabilities to which the Company or any of its Subsidiaries is a party or is bound as of the date hereof. The Company and each of its Subsidiaries are not in breach of or in default under any material contract and have not received any written notice of default or non-performance from the other party or any written notice of the intention of any other party thereto to terminate or suspend any material contract.
     5.27 Foreign Asset Control Regulations, etc.
          (a) Neither the sale of the Securities by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
          (b) The Company (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. The Company is in compliance, in all material respects, with the USA Patriot Act.
          (c) No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, by the Company for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     5.28 Books and Records. All books, records and files of the Company (including those pertaining to the Properties and other assets of the Company, and corporate, accounting, financial and employee records): (i) since April 3, 2009, have been reasonably prepared, assembled and maintained in accordance with usual and customary policies and procedures, except where the failure to so maintain such materials would not reasonably be expected to have a Material Adverse Effect; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of the Property and other assets.
     5.29 Affiliate Transactions. Except as disclosed on Schedule 4.29 attached hereto, no Insider is a party to any agreement, contract, commitment or transaction currently in effect with the Company. No Insider is a party to any agreement, contract, commitment or transaction, other than those entered into on an arm’s-length basis, pertaining to the business of the Company or has any interest in any Property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Company that was not entered into on an arm’s length basis.
     5.30 Sufficiency of Assets. The Company, as of the Closing Date, has all of the tangible assets, intangible assets, properties and rights that are used or held for use by it in the operation or conduct of its business, and such assets are sufficient for the conduct of its business immediately following the completion of the Reorganization.
     5.31 Consummation of the Reorganization. The Reorganization is being consummated substantially concurrently with the Closing, on terms and conditions satisfactory to the Grantees.
6. REPRESENTATIONS AND WARRANTIES OF THE GRANTEES.
     Each Grantee hereby represents and warrants, severally and not jointly, to the Company as follows as to itself (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
     6.1 Formation; Requisite Power and Authority. Such Grantee has all necessary corporate, limited partnership or limited liability company power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to carry out their provisions. All action on such Grantee’s part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement have been or will be effectively taken prior to the Closing. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Grantee and constitute the valid and binding obligations of such Grantee, enforceable against such Grantee in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 6 of the Registration Rights Agreement may be limited by applicable laws.
     6.2 Investment Representations. Such Grantee understands that neither the Securities nor the Conversion Securities have been registered under the Securities Act. Such Grantee also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Grantee’s representations contained in the Agreement. Such Grantee hereby represents and warrants as follows:
          (a) Grantee Bears Economic Risk. Such Grantee has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Grantee must bear the economic risk of this investment indefinitely unless the Securities (or the Conversion Securities) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Grantee understands that the Company has no present intention of registering the Securities, the Conversion Securities or any Units except pursuant to the Registration Rights Agreement. Such Grantee also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Grantee to transfer all or any portion of the Securities or the Conversion Securities under the circumstances, in the amounts or at the times such Grantee might propose. Additionally, such Grantee understands that no public market exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the securities of the Company.
          (b) Acquisition for Own Account. Such Grantee is acquiring the Securities and the Conversion Securities for such Grantee’s own account, and not with a view to distribution of the Securities and the Conversion Securities within the meaning of Section 2(11) of the Securities Act.
          (c) Grantee Can Protect Its Interest. Such Grantee represents that by reason of its, or of its management’s, business or financial experience, such Grantee has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement. Further, Grantee is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.
          (d) Accredited Investor. Such Grantee represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
          (e) Company Information. The Company has made available to such Grantee at a reasonable time prior to the issuance of the Securities the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can be acquired without unreasonable effort or expense that is necessary to verify the accuracy of financial information furnished by the Company.
          (f) Rule 144. Such Grantee acknowledges and agrees that the Securities, and, if issued, the Conversion Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Grantee has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of units purchased in a private placement, is currently not available to exempt the resale of the Securities, and if it becomes available, will be subject to the satisfaction of certain conditions, including, among other things: the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of Units being sold during any three-month period not exceeding specified limitations.
          (g) Residence. If such Grantee is an individual, then such Grantee resides in the state or province identified in the address of such Grantee set forth on Exhibit A; if such Grantee is a partnership, corporation, limited liability company or other entity, then the office or offices of such Grantee in which its investment decision was made is located at the address or addresses of such Grantee set forth on Exhibit A.

     6.3 Transfer Restrictions. Such Grantee acknowledges and agrees that the Securities and, if issued, the Conversion Securities are subject to restrictions on transfer as set forth in the LLC Agreement and the Registration Rights Agreement.
7. CONDITIONS TO CLOSING.
     7.1 Conditions to Grantees’ Obligations at the Closing. Each Grantee’s obligations to be granted its portion of the Securities at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:
          (f) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of the Closing Date (except that any such representations and warranties that are qualified by materiality will be true and correct in all respects) with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.
          (g) Legal Investment. On the Closing Date, the sale and issuance of the Securities and the proposed issuance of the Conversion Securities shall be legally permitted by all laws and regulations to which Grantees and the Company are subject.
          (h) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the Transactions, including, without limitation, any material consents, permits, waivers or licenses necessary for the Transferred Assets.
          (i) LLC Agreement. The LLC Agreement shall have been properly approved by the Board of Directors and members of the Company and shall continue to be in full force and effect as of the Closing Date.
          (j) Certificates. The Company shall have executed and delivered the Warrants to the Grantees in the amounts set forth in the column labeled “Number of Warrants” on Exhibit A attached hereto.
          (k) Corporate Documents. The Company shall have delivered to Grantees or their respective counsel, copies of all corporate documents of the Company as Grantees shall reasonably request.
          (l) Reservation of Conversion Securities. The Conversion Securities issuable upon exercise of the Securities shall have been duly authorized and reserved for issuance upon such conversion.
          (m) Compliance Certificate. If the Closing shall not have occurred on the date hereof, the Company shall have delivered to Grantees a Compliance Certificate, executed by the President of the Company, dated the Closing Date, certifying that all the conditions of this Section 6.1 have been satisfied.

          (n) Secretary’s Certificate. The Grantees shall have received a certificate of the Secretary of the Company setting forth (a) resolutions of its Board of Directors and the Investors (as defined in the LLC Agreement) with respect to the authorization of the Company to execute and deliver each of the Transaction Documents to which it is a party and to enter into the Transactions, (b) the officers of the Company (i) who are authorized to sign the Transaction Documents to which the Company is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Transaction Documents and the Transactions, (c) specimen signatures of such authorized officers, and (d) the constitutive documents of the Company, including, without limitation, its LLC Agreement, and all amendments thereto, and its Certificate of Formation, and all amendments thereto, certified as being true and complete. Each Grantee may conclusively rely on such certificate until such Grantee receives notice in writing from the Company to the contrary.
          (o) Transaction Documents. The Grantees’ shall have received from the Company and each other party thereto executed counterparts (in such number as may be requested by them) of (i) this Agreement and all schedules, exhibits and annexes hereto, (ii) the Contribution Agreement and all schedules, exhibits and annexes thereto, (iii) the Exchange Agreement and all schedules, exhibits and annexes thereto, (iv) each of the International Assignments, (v) each of the International Warrants and all schedules, exhibits and annexes thereto, (vi) the LLC Agreement, substantially in the form attached hereto as Exhibit B, and all schedules, exhibits and annexes thereto, (vii) each of the Myriant Assignments, (viii) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, and all schedules, exhibits and annexes thereto, (ix) the Transfer Agreement and all schedules, exhibits and annexes thereto, (x) each of the Warrant Cancellation Agreements and all schedules, exhibits and annexes thereto, (xi) each of the Warrants and all schedules, exhibits and annexes hereto and (xii) each other Transaction Document.
          (p) Board of Directors. Upon the Closing, the authorized size and membership of the Board of Directors of the Company shall be as set forth in the LLC Agreement.
          (q) Legal Opinion. The Grantees shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in a form satisfactory to the Grantees in their sole and absolute discretion.
          (r) Tax Opinion. The Grantees shall have received from legal counsel to the Company a tax opinion addressed to them, dated as of the Closing Date, in a form satisfactory to the Grantees in their sole and absolute discretion.
          (s) Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and all documents and instruments incident to the Transactions shall be reasonably satisfactory in substance and form to the Grantees and their respective counsel, and the Grantees and their respective counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (t) Fees and Expenses. The Company shall have paid the fees and expenses set forth in Section 8.9.
          (u) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities and the proposed issuance of the Conversion Securities shall be obtained and effective as of the Closing.
          (v) Officer’s Certificate. The Grantees shall have received a certificate of the President of the Company certifying (i) that the representations and warranties of the Company in Article 4 of this Agreement and in each other Transaction Document are true and correct in all material respects on and as of consummation of all of the Transactions with the same effect as though such representations and warranties had been made as of the Closing Date and (ii) no Material Adverse Effect has occurred and is continuing as of the consummation of all of the Transactions.
     7.2 Conditions to Obligations of the Company. The Company’s obligation to issue the Securities at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:
          (a) Representations and Warranties True. The representations and warranties made by those Grantees acquiring Securities in Section 5 hereof shall be true and correct in all material respects as of the Closing Date (except that any such representations and warranties that are qualified by materiality will be true and correct in all respects), with the same force and effect as if they had been made as of the Closing Date.
          (b) Performance of Obligations. Such Grantees shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Grantees on or before the Closing.
          (c) Transaction Documents. The Company shall have received from the Grantees, as applicable, executed counterparts (in such number as may be requested by them) of (i) this Agreement and all schedules, exhibits and annexes hereto, (ii) the Contribution Agreement and all schedules, exhibits and annexes thereto, (iii) the Exchange Agreement and all schedules, exhibits and annexes thereto, (iv) each of the International Assignments, (v) each of the International Warrants and all schedules, exhibits and annexes thereto, (vi) the LLC Agreement, substantially in the form attached hereto as Exhibit B, and all schedules, exhibits and annexes thereto, (vii) each of the Myriant Assignments, (viii) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, and all schedules, exhibits and annexes thereto, (ix) the Transfer Agreement and all schedules, exhibits and annexes thereto, (x) each of the Warrant Cancellation Agreements and all schedules, exhibits and annexes thereto, (xi) each of the Warrants and all schedules, exhibits and annexes hereto and (xii) each other Transaction Document.
          (d) Consents, Permits, and Waivers. The Grantees shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the Transactions (except for such as may be properly obtained subsequent to the Closing).

          (e) Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Securities and the proposed issuance of the Conversion Securities shall be obtained and effective as of the Closing.
8. INDEMNITY.
     The Company shall indemnify and hold each Grantee and its respective affiliates, stockholders, partners, members, directors, officers, employees, agents, representatives and insurers (together with such Grantee, the “Grantee Parties”) harmless from and against any and all damages (including exemplary damages and penalties), losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting alleged or threatened claims from any third party, Governmental Authority or other litigation (collectively, the “Damages”) suffered by any of the Grantee Parties as a result of, caused by, arising out of, or in any way relating to any breach by the Company of (i) its representations, warranties or covenants set forth in this Agreement or in any other document delivered pursuant to or in connection herewith and (ii) the officer’s certificate delivered to the Grantees pursuant to Section 6.1(q).
     Each Grantee shall severally, and not jointly, indemnify and hold the Company and its affiliates, stockholders, partners, members, directors, officers, employees, agents, representatives and insurers (together with the Company, the “Company Parties”) harmless from and against any and all Damages suffered by the Company Parties as a result of, caused by, arising out of, or in any way relating to any breach by such Grantee of its representations, warranties or covenants set forth in this Agreement or in any other document delivered pursuant to or in connection herewith.
9. MISCELLANEOUS.
     9.1 Governing Law. This Agreement shall be governed in all respects and construed and enforced in accordance with the laws of the State of New York (excluding any conflicts-of-law rule or principle that might refer the same to the laws of another jurisdiction), except to the extent that the same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.
     9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive indefinitely and the covenants of the Company will survive indefinitely.
     9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.
     9.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Securities, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
     9.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     9.6 Amendment and Waiver.
          (a) This Agreement may be amended or modified only upon the written consent of the Company and each Grantee.
          (b) The obligations of the Company and the rights of the holders of the Securities and the Conversion Securities under the Agreement may be waived only with the written consent of each Grantee.
     9.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Registration Rights Agreement or the LLC Agreement or any other Transaction Document, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Grantee’s part of any breach, default or noncompliance under this Agreement, the Registration Rights Agreement or under the LLC Agreement or any other Transaction Document or any waiver on such party’s part of any provisions or conditions of the Agreement, the Registration Rights Agreement or the LLC Agreement or any other Transaction Document must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Registration Rights Agreement, the LLC Agreement or any other Transaction Document, by-laws, or otherwise afforded to any party, shall be cumulative and not alternative.
     9.8 Notices. All notices and communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, (c) when sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) when sent with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and communications shall be sent to the Company at the address as set forth on the signature page hereof and to any Grantee at the address set forth on Exhibit A attached hereto or at such other address as the Company or such Grantee may designate by ten (10) days advance written notice to the other parties hereto.
     9.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees of and expenses of Vinson & Elkins LLP.

     9.10 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     9.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually-executed counterpart of this Agreement.
     9.13 Broker’s Fees. Each party (the “Paying Party”) hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Paying Party is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein that will be payable by any party other than the Paying Party. Each Grantee agrees to indemnify and to hold harmless the Company and each other Grantee from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Grantee or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Grantee from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     9.14 Exculpation Among Grantees. Each Grantee acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Grantee agrees that no Grantee nor the respective controlling persons, officers, directors, members, partners, agents, or employees of such Grantee shall be liable to any other Grantee for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities and Conversion Securities.
     9.15 Confidentiality. (a) Each party hereto agrees that, except with the prior written consent of the Relevant Party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of any other parties (the “Relevant Party”) to which such party has been or shall become privy by reason of this Agreement, the Registration Rights Agreement or other Transaction Documents, discussions or negotiations relating to this Agreement, the Registration Rights Agreement or any other Transaction Document, the performance of its obligations hereunder or the ownership of the Securities issued hereunder. The provisions of this Section 8.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

          (a) Notwithstanding any provision of this Agreement, nothing contained in this Agreement shall prevent any party from disclosing all or any portion of confidential information of a Relevant Party:
     (i) upon the request or demand of any regulatory agency or authority having or claiming jurisdiction over such party;
     (ii) to the extent reasonably required in connection with any litigation to which such party is a party;
     (iii) upon the order of any court or administrative agency; or
     (iv) as may otherwise be required by law.
          (b) In the event of any disclosure pursuant to this Section 8.15, such party will provide the Relevant Party with prompt notice (unless prohibited by law) so that the Relevant Party may seek a protective order or other appropriate remedy. In the event that such a protective order or other protective remedy is not obtained, such party will furnish only that portion of the confidential information of the Relevant Party (a) that is requested or demanded in the case of disclosure pursuant to subsection (i), (b) that is required in the case of disclosure pursuant to subsection (ii) or (c) that is legally required in the opinion of its counsel in the case of disclosure pursuant to subsection (iii) and (iv) above.
     9.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

MYRIANT TECHNOLOGIES LLC

By:
Name:	Stephen J. Gatto
Title:	President
[Signature Page to Warrant Issuance Agreement]

GRANTEES:

PLAINFIELD FINANCE CORPORATION

By:
Name:	Steven Segaloff
Title:	Authorized Agent
[Signature Page to Warrant Issuance Agreement]

CAMULOS BIOENERGY PARTNERS LLC

By:
Name:	Michael Iuliano
Title:	General Counsel
[Signature Page to Warrant Issuance Agreement]

ITERA ETHANOL, LLC

By:
Name:	Steven Sisselman
Title:	President and Chief Operating Officer
[Signature Page to Warrant Issuance Agreement]

NGP CAPITAL RESOURCES COMPANY

By:
Name:
Title:

[Signature Page to Warrant Issuance Agreement]

LIST OF EXHIBITS

Schedule of Grantees	Exhibit A

Limited Liability Company Agreement	Exhibit B

Registration Rights Agreement	Exhibit C

Form of Warrant	Exhibit D

BioEnergy Group Reorganization Authority Steps Memo	Exhibit E

EXHIBIT A
SCHEDULE OF GRANTEES

		Number of	Number of
Investor Name	Address	Units	Warrants
Plainfield Finance Corporation	Plainfield Finance Corp.	0	2,114,355
	c/o Plainfield Asset
	Management LLC
	55 Railroad Avenue
	Greenwich, CT 06830
	Attention: Thomas X. Fritsch
	Fax: (203) 302-1779

Camulos BioEnergy Partners LLC	3 Landmark Square, 4th Floor	0	884,534
	Stamford, CT 06901

Itera Ethanol, LLC	9995 Gate Parkway N.	0	243,798
	Suite 400
	Jacksonville, Florida 32246
	Tel: 904-996-8800
	Fax: 904-996-8805

NGP Capital Resources Company	1221 McKinney Street	0	507,313
	Suite 2975
	Houston, TX 77010

EXHIBIT B
LIMITED LIABILITY COMPANY AGREEMENT

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT

EXHIBIT D
FORM OF WARRANT

EXHIBIT E
BIOENERGY GROUP REORGANIZATION AUTHORITY STEPS MEMO

SCHEDULE OF EXCEPTIONS

Schedule 5.2
Changes
None.

Schedule 5.6
Approvals; No Conflicts
None.

Schedule 5.7
Material Debt
•	Ten Million Dollar ($10,000,000) secured promissory note accruing interest at six percent (6%) per annum by and between BioEnergy International, LLC and BioEnergy Holding LLC, dated August 15, 2007

Schedule 5.8
Litigation and other Governmental Proceedings
None.

Schedule 5.12
Insurance
None.

Schedule 5.14
Swap Agreements
None.